Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Coastal Caribbean Oils & Minerals, Ltd. (the “Company”) on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert J Angerer, Sr., Chief Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: October 15, 2014	By:	/s/ Robert J. Angerer, Sr.
Robert J. Angerer, Sr.
President, Chief Executive Officer and Principal Financial Officer